Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-134114, 333-134115, 333-142626, 333-171192, 333-171193, 333-172512, 333-177840, 333-177841, 333-177842, 333-184901, 333-184904, 333-184902, 333-201010, 333-202436, 333-207326, 333-209872, 333-210662, 333-214681, 333-222062, 333-222344, 333-229974, 333-235370, 333-248988, 333-253831, and 333-256745) on Form S-8 of our report dated March 31, 2026, with respect to the consolidated financial statements of QVC Group, Inc.
/s/ KPMG LLP
Philadelphia, Pennsylvania
April 15, 2026